UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2003

YOUTHSTREAM MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27556	13-4082185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358
New York, New York 10016

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 622-7300

Not applicable

(Former name or former address, if changed since last report.)

ITEM 8.  CHANGE IN FISCAL YEAR

        YouthStream Media Networks, Inc., a Delaware corporation (the “Company”), pursuant to a board resolution dated June 27, 2003, changed its fiscal year end from June 30 to September 30.  Since the Company has already filed a Quarterly Report on Form 10-Q for the three months ended September 30, 2002, no transition report will be required for the period July 1, 2002 through September 30, 2002.  The Company will file a Quarterly Report on Form 10-Q for the three months ended June 30, 2003 and an Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUTHSTREAM MEDIA NETWORKS, INC.
(Registrant)

Date: July 10, 2003	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer